EXHIBIT 23.D

TBPE REGISTERED ENGINEERING FIRM F-1580				FAX (713) 651-0849
1100 LOUISIANA	SUITE 3800	HOUSTON,	TEXAS 77002-5235	TELEPHONE (713) 651-9191
CONSENT OF RYDER SCOTT COMPANY, L.P.
     As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Registration Statement on Form S-4 of El Paso Corporation of the reference to us under the heading “Experts” and our report under the captions “Part I. Business — Exploration and Production Segment — Natural Gas and Oil Properties” and “Part II. Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Supplemental Natural Gas and Oil Operations (Unaudited)” and our reserve reports attached as Exhibit 99.A in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2010.

\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580
Houston, Texas
March 2, 2011

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